Exhibit 99.1

STONERIDGE REPORTS STRONG FIRST-QUARTER 2016 RESULTS

•	Reports Earnings Per Share From Continuing Operations of $0.26
•	Adjusted Earnings Per Share From Continuing Operations of $0.31 Exceeds Adjusted Earnings Per Share From Continuing Operations of $0.17 in the First Quarter of 2015
•	New Business Launches and Sales on Track to Meet Expectations in 2016
•	Net New Business Forecast Range Revised Upward to $232.0 Million for 2016–2020, an Increase of $53.0 Million From February 2016 Estimate

WARREN, Ohio – May 4, 2016 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the first quarter ended March 31, 2016, with sales of $162.6 million and earnings per diluted share from continuing operations attributed to Stoneridge, Inc. of $0.26. Adjusted earnings per share from continuing operations of $0.31 exceeds adjusted earnings per share from continuing operations of $0.17 in the first quarter of 2015 (see Exhibit 2 for reconciliation of this non-GAAP financial measure).

On a constant currency basis, sales increased by $7.6 million, or 4.7%, during the first quarter of 2016 (see Exhibit 1 for reconciliation of this non-GAAP financial measure). First-quarter 2016 net sales were $162.6 million, a decrease of $0.2 million compared with $162.8 million for the first quarter of 2015. First-quarter 2016 sales were negatively affected by $7.8 million due to unfavorable foreign currency translation for the Company’s PST and Electronics segments.

The Control Devices segment sales increased by $12.5 million, or 15.6%, to $92.4 million. The sales increase in the Control Devices segment in 2016 reflects sales of new programs as well as a robust North American passenger car market.

The Electronics segment sales declined by $3.8 million, or 6.7%, in the first quarter of 2016 compared with the first quarter of 2015. Electronics sales primarily decreased due to lower volumes in the North American commercial vehicle market and, to a lesser extent, unfavorable foreign currency translation. The Electronics exposure to the North American commercial vehicle market has dropped significantly as a result of the divesture of the Wiring business in July 2014.

On a constant currency basis, in the first quarter of 2016, the PST segment sales decreased by $1.8 million, or 7.0%, compared with the first quarter of 2015 because of the adverse effects of the continued deterioration of economic conditions in Brazil (see Exhibit 1 for reconciliation of this non-GAAP financial measure). PST experienced a sales decrease of $8.9 million, or 33.6%, compared with the first quarter of 2015, due to unfavorable foreign currency exchange translation and weaker economic conditions in Brazil. During the first quarter of 2016, the Brazilian Real depreciated from R$2.86 per USD to R$3.91 per USD, or 36.7%, compared with the first quarter of 2015. This reduced U.S. dollar reported sales for PST by approximately $7.1 million, or 26.6%.

Earnings per diluted share from continuing operations attributable to Stoneridge, Inc. was $0.26 for the first quarter of 2016 compared with earnings per diluted share from continuing operations attributable to Stoneridge, Inc. of $0.09 for the first quarter of 2015. The first-quarter 2016 net income from continuing operations included expense from business realignment charges of $1.5 million, or $0.05 per diluted share. The first quarter 2015 net income from continuing operations included an expense of $2.2 million, or $0.08 per diluted share, for the acceleration of vesting of share-based awards in connection with the retirement of the Company’s former President and Chief Executive Officer.

At March 31, 2016, Stoneridge’s consolidated cash position was $48.4 million, a decrease of $6.0 million from December 31, 2015. Cash decreased due primarily to capital expenditures to facilitate new business programs and seasonal working capital increases. Stoneridge’s Debt to Adjusted EBITDA from Continuing Operations ratio improved to 2.2x compared with 2.4x in the first quarter of 2015 (see Exhibit 4 for a reconciliation of this non-GAAP financial measure).

Jon DeGaynor, President and Chief Executive Officer, commented, “The Control Devices and Electronics segments continued to perform well during the first quarter as their combined operating margin including our Unallocated Corporate expenses delivered 8.0% to net sales, which is an improvement over last year’s first quarter of 4.2% and the fourth quarter of 2015 performance of 7.5%. Both segments saw significant improvement to operating margins in the first quarter from higher sales at Control Devices and currency tailwinds as well as operating improvements at Electronics. Our profit plan for the first quarter was in line with our expectations for the year. Our shift-by-wire launches are on track for 2016, although our first quarter experienced some sales delays in the Asian market, which are expected to be made up during the balance of 2016.”

DeGaynor added, “The continuing negative economic environment in Brazil has presented obstacles to PST’s efforts to improve its performance. PST’s resilient response has been to embark on further cost reduction initiatives, the latest of which began in January. This is the third business realignment initiative since April 2015. PST expects to generate an operating profit (excluding non-cash intangible amortization expense related to the purchase of PST) in the second quarter of 2016. Although we did not start the year believing the further cost reductions would be necessary, further reductions in demand have warranted such actions. The PST management team continues to demonstrate their agility in face of economic adversity.”

DeGaynor concluded, “In the first quarter and the first two weeks of April, we won six new major business awards in our Electronics and Control Devices segments, which we expect to increase our net new business from $179 million to $232 million during the 2016 to 2020 period. The recent wins and increases to our net new business pipeline are further validation that the strategies that we are executing are having a positive effect on our results. Despite our sales being slightly less than we were expecting for the first quarter, we believe sales are on track for the balance of the year. We are also demonstrating the profitability leverage that we have projected in our 2016 guidance.”

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2016 first-quarter results can be accessed at 10 a.m. Eastern time on Wednesday, May 4, 2016, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial vehicle, motorcycle, agricultural and off-highway vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release. Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant volume change in automotive, commercial vehicle, motorcycle, off-highway vehicle and agricultural equipment production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Three months ended March 31, (in thousands, except per share data)	2016	2015

Net sales	$162,616	$162,825

Costs and expenses:
Cost of goods sold	117,455	119,177
Selling, general and administrative	25,772	30,742
Design and development	10,883	9,780

Operating income	8,506	3,126

Interest expense, net	1,514	1,278
Equity in earnings of investee	(143)	(189)
Other (income) expense, net	181	(213)

Income before income taxes from continuing operations	6,954	2,250

Income tax expense from continuing operations	845	147

Income from continuing operations	6,109	2,103

Loss from discontinued operations	-	(168)

Net income	6,109	1,935

Net loss attributable to noncontrolling interest	(1,130)	(409)

Net income attributable to Stoneridge, Inc.	$7,239	$2,344

Earnings per share from continuing operations attributable to Stoneridge, Inc.:
Basic	$0.26	$0.10
Diluted	$0.26	$0.09

Loss per share attributable to discontinued operations:
Basic	$-	$(0.01)
Diluted	$-	$(0.01)

Earnings per share attributable to Stoneridge, Inc.:
Basic	$0.26	$0.09
Diluted	$0.26	$0.08

Weighted-average shares outstanding:
Basic	27,676	27,146
Diluted	28,156	27,893

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in thousands)	2016	2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$48,373	$54,361
Accounts receivable, less reserves of $1,159 and $1,066, respectively	112,649	94,937
Inventories, net	69,367	61,009
Prepaid expenses and other current assets	24,918	21,602
Total current assets	255,307	231,909

Long-term assets:
Property, plant and equipment, net	88,563	85,264
Intangible assets, net and goodwill	39,404	36,699
Investments and other long-term assets, net	10,452	10,380
Total long-term assets	138,419	132,343
Total assets	$393,726	$364,252

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of debt	$16,827	$13,905
Accounts payable	69,261	55,225
Accrued expenses and other current liabilities	38,799	38,920
Total current liabilities	124,887	108,050

Long-term liabilities:
Revolving credit facility	100,000	100,000
Long-term debt, net	4,206	4,458
Deferred income taxes	43,092	41,332
Other long-term liabilities	3,783	3,983
Total long-term liabilities	151,081	149,773

Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized,
28,958 and 28,907 shares issued and 27,838 and 27,912 shares outstanding at
March 31, 2016 and December 31, 2015, respectively, with no stated value	-	-
Additional paid-in capital	200,350	199,254
Common Shares held in treasury, 1,120 and 995 shares at March 31, 2016 and
December 31, 2015, respectively, at cost	(5,552)	(4,208)
Accumulated deficit	(24,866)	(32,105)
Accumulated other comprehensive loss	(65,544)	(69,822)
Total Stoneridge, Inc. shareholders' equity	104,388	93,119
Noncontrolling interest	13,370	13,310
Total shareholders' equity	117,758	106,429
Total liabilities and shareholders' equity	$393,726	$364,252

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Three months ended March (in thousands)	2016	2015

Net income	$6,109	$1,935
Less: Loss attributable to noncontrolling interest	(1,130)	(409)
Net income attributable to Stoneridge, Inc.	7,239	2,344

Other comprehensive income (loss), net of tax attributable to
Stoneridge, Inc.:
Foreign currency translation	4,728	(14,962)
Benefit plan liability	-	(45)
Unrealized gain (loss) on derivatives	(450)	935
Other comprehensive income (loss), net of tax attributable to
Stoneridge, Inc.	4,278	(14,072)

Comprehensive income (loss) attributable to Stoneridge, Inc.	$11,517	$(11,728)

The Company has combined comprehensive income (loss) from continuing operations and comprehensive loss from discontinued operations herein.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three months ended March 31 (in thousands)	2016	2015

OPERATING ACTIVITIES:
Net cash provided by (used for) operating activities	$1,132	$(4,279)

INVESTING ACTIVITIES:
Capital expenditures	(6,817)	(8,490)
Proceeds from sale of fixed assets	81	17
Net cash used for investing activities	(6,736)	(8,473)

FINANCING ACTIVITIES:
Proceeds from issuance of debt	2,922	2,073
Repayments of debt	(2,816)	(5,245)
Other financing costs	-	(35)
Repurchase of Common Shares to satisfy employee tax withholding	(1,344)	(1,181)
Net cash used for financing activities	(1,238)	(4,388)

Effect of exchange rate changes on cash and cash equivalents	854	(2,012)

Net change in cash and cash equivalents	(5,988)	(19,152)

Cash and cash equivalents at beginning of period	54,361	43,021

Cash and cash equivalents at end of period	$48,373	$23,869

The Company has combined cash flows from continuing operations and cash flows from discontinued operations within the operating, investing and financing categories.

Exhibit 1

Stoneridge, Inc.

Reconciliation of Sales to Constant Currency Adjusted Sales

Three months ended March 31, 2016 and 2015

(Unaudited)

			Increase /	Percent
	2016	2015	(Decrease)	Increase

Electronics Segment Sales As Reported	$52,636	$56,432	$(3,796)	(6.7)%

Plus: Constant Foreign Currency Translation Adjustment	771	-	771

Adjusted Electronics Segment Sales	$53,407	$56,432	$(3,025)	(5.4)%

PST Segment Sales As Reported	$17,612	$26,523	$(8,911)	(33.6)%

Plus: Constant Foreign Currency Translation Adjustment	7,066	-	7,066

Adjusted PST Segment Sales	$24,678	$26,523	$(1,845)	(7.0)%

Total Consolidated Sales As Reported	$162,616	$162,825	$(209)	0.0%

Plus: Constant Foreign Currency Translation Adjustment	7,837	-	7,837

Total Consolidated Constant Currency Adjusted Sales	$170,453	$162,825	$7,628	4.7%

Exhibit 2

Stoneridge, Inc.

Reconcilation of Net Income and Earnings Per Diluted Share to Adjusted Net Income and Earnings Per Diluted Share

Three months ended March 31, 2016 and 2015

(Unaudited)

	2016	2015	2016	2015

Net Income and Earnings Per Diluted Share
Attributable to Stoneridge, Inc.	$7,239	$2,344	$0.26	$0.08

Less: Net Loss and Loss Per Diluted Share
Attributable to Discontinued Operations	-	(168)	-	(0.01)

Income and Earnings Per Diluted Share from
Continuing Operations Attributable to Stoneridge, Inc.	7,239	2,512	0.26	0.09

Unusual Items

Electronics Business Realignment Charges, Net of Tax	920	-	0.03	-
PST Business Realignment Charges, Net of Noncontrolling Interest	534	-	0.02	-
Total Business Realignment Charges	1,454	-	0.05	-

Share-Based Compensation Expense Associated with the Retirement
of our former President and Chief Executive Officer	-	2,225	-	0.08

Total Adjustment for Business Realignment Charges
and Share-Based Compensation Expense	1,454	2,225	0.05	0.08

Adjusted Net Income and Earnings Per Diluted Share from
Continuing Operations Attributable to Stoneridge, Inc.	$8,693	$4,737	$0.31	$0.17

Exhibit 3

Stoneridge, Inc.

Reconcilation of Operting Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin

Three months ended March 31, 2016 and 2015

(Unaudited)

	2016	2015

Operating Income As Reported	$8,506	$3,126

Operating Margin As Reported	5.2%	1.9%

Unusual Items

Electronics Business Realignment Charges	1,180	-
PST Business Realignment Charges	722	-
Total Business Realignment Charges	1,902	-

Share-Based Compensation Expense Associated with the Retirement
of our former President and Chief Executive Officer	-	2,225

Total Adjustment for Business Realignment Charges
and Share-Based Compensation Expense	1,902	2,225

Adjusted Operating Income	$10,408	$5,351

Adjusted Operating Margin	6.4%	3.3%

Exhibit 4

Stoneridge, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA from Continuing Operations

Twelve months ended March 31, 2016 and 2015

(Unaudited)

	2016		2015

Net income (loss)	$24,741		$(59,145)
Interest expense, net	6,601		13,229
Equity in earnings of investees	(562)		(765)
Other expense (income), net	2,222		(1,565)
Expense (benefit) for income taxes	151		(2,004)
Depreciation and amortization	21,948		26,549
Share-based compensation impact of CEO Retirement	-		2,225
Discontinued operations	(42)		10,512
Loss on early extinguishment of debt	-		10,607
PST purchase accounting and goodwill impairment	(42)		50,884

Adjusted EBITDA from continuing operations	$55,017		$50,527

Total Debt	$121,033		$123,388
Total Debt / Adjusted EBITDA from continuing operations	2.2	x	2.4	x